                                                         Exhibit 11.1


                   K-TRON INTERNATIONAL, INC. & SUBSIDIARIES

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                  (UNAUDITED)

                                               THREE MONTHS ENDED                       SIX MONTHS ENDED
                                          -----------------------------           -----------------------------
                                             June 29,          July 1,               June 29,           July 1,
                                              1996              1995                  1996               1995
                                          -----------       -----------           ----------       ------------
AVERAGE COMMON AND
 COMMON-EQUIVALENT
 SHARES:

 WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING PER
 PERIOD                                     3,113,000         3,088,000            3,113,000         3,088,000

STOCK OPTIONS                                   7,000                --                7,000                --
                                          -----------       -----------           ----------       ------------

ADJUSTED AVERAGE COMMON
 AND COMMON-EQUIVALENT
 SHARES COMPUTATION                         3,120,000         3,088,000            3,120,000          3,088,000
                                          ===========       ===========           ==========       ============

EARNINGS FOR COMMON AND
 COMMON-EQUIVALENT
 SHARES COMPUTATION:

   NET INCOME (LOSS) APPLICABLE
   TO COMMON STOCK                        $   928,000       $(8,950,000)          $1,680,000       $(10,230,000)
                                          ===========       ===========           ==========       ============

EARNINGS (LOSS) PER SHARE:

  EARNINGS (LOSS) PER SHARE               $       .30       $     (2.90)          $      .54       $      (3.31)
                                          ===========       ===========           ==========       ============